UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2016

Agios Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36014	26-0662915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 Sidney Street, Cambridge, MA		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 649-8600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 4, 2016, Agios Pharmaceuticals, Inc. (the “Company”) issued a press release announcing new clinical data from both the Company’s ongoing phase 2 DRIVE PK study evaluating AG-348 in patients with pyruvate kinase deficiency and the Company’s ongoing phase 1 single ascending dose and multiple ascending dose study of AG-519 in healthy volunteers. On December 5, 2016, the Company issued a press release announcing new clinical data from the dose escalation portion of the Company’s ongoing phase 1 study evaluating single agent AG-120 in patients with isocitrate dehydrogenase-1 mutant positive advanced hematologic malignancies. The Company presented these data at the 2016 American Society of Hematology Annual Meeting and Exposition taking place December 3-6, 2016 in San Diego, California.

The full text of the press releases issued in connection with these announcements are attached as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are included in this report:

Exhibit No.	Description

99.1	Press release issued by Agios Pharmaceuticals, Inc. on December 4, 2016.

99.2	Press release issued by Agios Pharmaceuticals, Inc. on December 5, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGIOS PHARMACEUTICALS, INC.

Date: December 6, 2016	By:	/s/ David P. Schenkein
David P. Schenkein, M.D. President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Agios Pharmaceuticals, Inc. on December 4, 2016.

99.2	Press release issued by Agios Pharmaceuticals, Inc. on December 5, 2016.